UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 3, 2026

NANO MOBILE HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Nevada	File Number: 000-55155	98-0659770
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200-A, Torrance, CA 90501
(Address of principal executive offices) (Zip Code)

(424) 358-1046
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [X]

Securities registered pursuant to Section l 2(b) of the Act:

Title of each class Trading	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.00001	VNTH	OTCMKTS

 Item 1.01. Entry Into a Material Definitive Agreement.

On July 29, 2026, the Company’s control shareholder Opportunity Zones Capital LLC closed the sale of 50 million shares of the Company’s Preferred stock (control block) to Mr. Cheng Chung Sing, pursuant to a validly executed Securities Purchase Agreement dated March 31, 2026.

Additionally, On July 29, 2026, the Company entered into a Share Exchange and Acquisition Agreement (“The Merger Agreement”) with NEPTUNE ENGINEERING LIMITED, a private company limited by shares incorporated and existing under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, whose registered office and principal place of business is at Room 306, 3/F., Kwong Kin Trade Centre, No. 5 Kin Fat Street, Tuen Mun, Hong Kong (“Neptune”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the agreement, Neptune will become a 100% wholly owned and operating subsidiary of the Company. The Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers, have been approved by the boards of directors of Neptune.

Pursuant to the Merger Agreement, upon consummation of the Merger, The Company will receive all of the issued and outstanding share capital of Neptune, being 10,000 ordinary shares of Neptune (the “Neptune Shares”), free and clear of all Encumbrances, and the shareholders of Neptune will receive twenty million (20,000,000 (post restructuring)) shares of the Company’s Common Stock.

The Merger Agreement contains customary representations and warranties from both parties, and each has agreed to customary covenants, including, among others, covenants relating to: (1) the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and the consummation of the Company Merger; (2) the use of reasonable best efforts to obtain governmental and regulatory approvals; and (3) obligations to convene a meeting of the shareholders of Neptune to approve the Merger Agreement and the transactions contemplated thereby.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 29, 2026, following the execution of the Share Exchange and Acquisition Agreement (“The Merger Agreement”) with NEPTUNE ENGINEERING LIMITED, the board of directors of the Company elected the following individuals to be officers and directors of the Company:

1. Cheng Chung Sing (Byron) as Director, Chairman of the Board;

2. Cheng Chung Yu (Neptune (HK)) as Director and Chief Executive Officer CEO; and

3. Angel Yik as Director and Secretary, as Chief Financial Officer (CFO).

The Company also approved for Mr. Roy Watson to continue in his role and capacity as the Company’s President.

Item 9.01.             Financial Statements and Exhibits.

(d)
Exhibit No.	Exhibits
10.1	Share Exchange and Acquisition Agreement
10.2	Board Resolution for the resignation, and appointment of Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO MOBILE HEALTHCARE, INC

Dated:	August 3, 2026 By:	/s/ Roy Watson
Roy Watson
President